UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2014

RCM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 1.01          Entry into a Material Definitive Agreement

On December 12, 2014, RCM Technologies, Inc. (the “Company”) entered into a Fourth Amendment (the “Amendment”) to that certain Amended and Restated Loan and Security Agreement, dated as of February 19, 2009, as previously amended (as amended by the Amendment, the “Loan Agreement”), by and among the Company and all of its subsidiaries, Citizens Bank of Pennsylvania, a Pennsylvania state chartered bank, in its capacity as administrative agent and arranger, and Citizens Bank of Pennsylvania, as lender.

The Amendment increases the revolving credit limit under the Loan Agreement to $35.0 million (with an accordion feature that allows it to be increased to up to $50.0 million) and extends the maturity date to December 11, 2019.  The Amendment also amends certain definitions, including without limitation of terms that are elements of the financial covenants contained in the Loan Agreement, including Applicable LIBOR Rate Margin, Applicable Prime Rate Margin, EBITDA, Fixed Charge Ratio and Modified Current Ratio.  The Amendment also revises certain provisions relating to permitted dividends, fees for unused availability under the revolving credit line and certain elements of the financial and operating covenants.

A copy of the Amendment is attached as Exhibit 99.1 hereto, and this summary description is qualified in all respects by reference to that amendment, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is hereby incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2014, the Compensation Committee of the Board of Directors of the Company awarded to the below-listed officers of the Company stock unit awards under the RCM Technologies, Inc. 2014 Omnibus Equity Compensation Plan.  Such units are convertible into shares of common stock, par value $0.05 per share, of the Company.  The units shall become fully vested on December 11, 2017, subject to certain conditions as set forth in the form of Stock Unit Agreement attached hereto as Exhibit 99.2.  All such agreements are identical except for the number of units covered thereby.

Name of Officer	Number of Units

Rocco Campanelli	20,000
Kevin D. Miller	15,000
Timothy Brandt	15,000
Michael Saks	5,000
Danny A. White	15,000

Item 7.01          Regulation FD Disclosure.

On December 15, 2014, the Company issued a press release announcing that its Board of Directors declared the Dividend described in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01          Other Events.

On December 15, 2014, the Board of Directors of the Company declared a special cash dividend (the “Dividend”) of $2.00 per share. The Dividend is payable on or about December 30, 2014 to stockholders of record as of the close of business on December 26, 2014.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
99.1
Fourth Amendment to Second Amended and Restated Amendment, dated as of December 12, 2014, to Amended and Restated Loan and Security Agreement dated as of February 19, 2009, by and among the Company and all of its subsidiaries, Citizens Bank of Pennsylvania, a Pennsylvania state chartered bank, in its capacity as administrative agent and arranger, and Citizens Bank of Pennsylvania, as lender.

99.2	Form of Stock Unit Agreement
99.3	Press Release dated December 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary

Dated: December 16, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.1
Fourth Amendment to Second Amended and Restated Amendment, dated as of December 12, 2014, to Amended and Restated Loan and Security Agreement dated as of February 19, 2009, by and among the Company and all of its subsidiaries, Citizens Bank of Pennsylvania, a Pennsylvania state chartered bank, in its capacity as administrative agent and arranger, and Citizens Bank of Pennsylvania, as lender.

99.2	Form of Stock Unit Agreement
99.3	Press Release dated December 15, 2014.

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